Exhibit 99.1

First Choice Bancorp Announces Over $150 Million in New Loan Fundings Under the Expanded Paycheck Protection Program

CERRITOS, CALIFORNIA, February 26, 2021 (Nasdaq Capital Markets: FCBP) - First Choice Bancorp, the holding company for First Choice Bank (the “Bank” or “First Choice”), announced today that since January 1, 2021, First Choice has originated $150.7 million in loans as part of its continuing participation in the latest rounds of the SBA’s Paycheck Protection Program (“PPP” or “Program”).

“We are pleased to continue helping local businesses through the use of government assistance lending programs to weather the current economic hardships resulting from the ongoing pandemic,” stated Peter Hui, Chairman of the Board. Robert Franko, President and Chief Executive Officer, added, “During the initial launch of PPP in 2020, we originated more than 1,875 loans totaling $400 million, helping businesses stay afloat and pay their employees. Thus far, with the additional rounds of PPP in 2021, including First and Second Draw loans beginning in January 2021, we have originated $150.7 million in loans, leveraging technology and our past experience with the Program to get our borrowers the needed funding as quickly as possible. As the current funding authorization is set to expire on March 31, 2021, we are working hard to process as many applications as possible so that local businesses that really need this funding are able to get it timely.”

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of and the registered bank holding company for, First Choice Bank. As of December 31, 2020, First Choice Bancorp had total consolidated assets of $2.28 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through eight full-service branches and two loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bank is a strong believer in social justice and equality and is proud of its cultural- and gender-diverse workforce. As of December 31, 2020, more than 74% of the Company’s total workforce identified as ethnic minorities and more than 66% of its workforce and more than 50% of its senior management identified as female. First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

CONTACT

First Choice Bancorp
Robert M. Franko, 562.345.9241
President, Chief Executive Officer and Chief Financial Officer

Khoi D. Dang, 562.263.8336
Executive Vice President & General Counsel

First Choice Bank

Mag Wangsuwana, 562.263.8340

Senior Vice President and Chief Financial Officer